As filed with the Securities and Exchange Commission on July 10, 2006
                                                    Registration No. 333-124172
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1 TO
        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                        04-2949533
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

            CBS Corporation 2004 Long-Term Management Incentive Plan


                            (Full title of the plan)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------

                                EXPLANATORY NOTE

     CBS Corporation, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-124172) (the "Registration Statement") as a result of the merger (the "Merger") of Viacom Merger Sub Inc., a Delaware corporation, with and into the Registrant on December 31, 2005, with the Registrant as the surviving corporation of the Merger. Upon completion of the Merger, the name of the Registrant was changed from "Viacom Inc." to "CBS Corporation." This Post-Effective Amendment No. 1 is filed to reflect (i) the change in the name of the Registrant, (ii) a reduction in the par value of the Registrant's Class B Common Stock registered under the Registration Statement from $0.01 to $0.001 per share and (iii) a change of the name of the "Viacom Inc. 2004 Long-Term Management Incentive Plan" to the "CBS Corporation 2004 Long-Term Management Incentive Plan" to reflect the change in name of the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-124172 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2006.

                                        CBS CORPORATION



                                        By: /s/ Angeline C. Straka
                                            -----------------------------------
                                            Name:  Angeline C. Straka
                                            Title: Senior Vice President, Deputy
                                                   General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-124172 on Form S-8 has been signed by the following persons in the capacities indicated on the 10th day of July, 2006.

Signature                                           Title

*                                            Director, President and
-------------------------------              Chief Executive Officer
    Leslie Moonves                           (Principal Executive Officer)


*                                            Executive Vice President
-------------------------------              and Chief Financial Officer
    Fredric G. Reynolds                      (Principal Financial Officer)


/s/ Susan C. Gordon                          Senior Vice President,
-------------------------------              Controller and Chief
    Susan C. Gordon                          Accounting Officer
                                             (Principal Accounting Officer)

*                                            Director
-------------------------------
    David R. Andelman


*                                            Director
-------------------------------
    Joseph A. Califano, Jr.



*                                            Director
-------------------------------
    William S. Cohen

*                                            Director
-------------------------------
    Philippe P. Dauman

*
------------------------------               Director
    Charles K. Gifford


*
------------------------------               Director
    Bruce S. Gordon


*                                            Vice Chair and Director
-------------------------------
    Shari Redstone


*                                            Executive Chairman and Director
-------------------------------
    Sumner M. Redstone


*
------------------------------               Director
    Ann N. Reese


*
------------------------------               Director
    Judith A. Sprieser



 *By:   /s/ Angeline C. Straka
     ------------------------------------------
       Angeline C. Straka, Attorney-in-Fact              July 10, 2006

                                  Exhibit Index

Exhibit No.      Description of Document

4.1* Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005) (File No. 001-09553).

4.2* Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005) (File No. 001-09553).

4.3* CBS Corporation 2004 Long-Term Management Incentive Plan (formerly named the Viacom Inc. 2004 Long-Term Management Incentive Plan) (as amended and restated as of May 25,
                 2006) (incorporated by reference to Annex B to the Registrant's Proxy Statement dated April 14, 2006) (File No. 001-09553).

5* Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered.

23.1*            Consent of PricewaterhouseCoopers LLP.

23.2*            Consent of Michael D. Fricklas, Esq.

24**             Powers of Attorney.


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*  Previously filed or incorporated by reference in this Registration Statement.
** Filed herewith.